Exhibit 99.1

AT EQUITY MARKETING, INC.:       AT FRB WEBER SHANDWICK:
Christine Noel                   Tony Rossi            Tricia Ross
SVP, Corporate Communications    Investor Relations    Investor Relations
(323) 932-4436                   (310) 407-6563        (310) 407-6540

FOR IMMEDIATE RELEASE

                        EQUITY MARKETING REPORTS RESULTS
                            FOR THIRD QUARTER OF 2003

         LOS ANGELES, OCTOBER 30, 2003 - Equity Marketing, Inc. (Nasdaq: EMAK), a leading marketing services firm, today announced its financial results for the third quarter ended September 30, 2003.

         Revenues were $48.9 million in the third quarter of 2003, compared with revenues of $53.1 million in the same period of the previous year.

         Net income was $1.3 million, or $0.15 per diluted share, compared with net income of $2.1 million, or $0.28 per diluted share, in the same period of the previous year. Net income for the third quarter of 2002 included $339,000 in charges for restructuring and UPSHOT integration costs. Excluding these charges, net of tax, net income was $2.3 million, or $0.31 per diluted share in the 2002 period.

         "The third quarter generally unfolded as planned with the anticipated level of activity in both our Marketing Services and Consumer Products businesses," said Equity Marketing Chairman and Chief Executive Officer Don Kurz. "Although shipments and billings were lighter than in prior years, new business activity increased across the Company which is contributing to a solid pipeline of work for 2004.

         "On the consumer products front, we have seen good consumer response to our new line of Disney's Kim Possible merchandise. As distribution expands, we believe this line will make a strong contribution in 2004.

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Equity Marketing, Inc.
Page 2 of 11

         "Most importantly though, we took another significant step in our growth and diversification efforts with the acquisition of the assets of SCI Promotion Group ("SCI"). Their outstanding reputation and broad client base in the retail department store industry provides Equity Marketing with another profitable income stream with strong growth potential," said Mr. Kurz.

QUARTER ENDED SEPTEMBER 30, 2003 FINANCIAL HIGHLIGHTS

    - Revenues were $48.9 million, compared with revenues of $53.1 million in the same period of the previous year.

    - The Logistix, UPSHOT, and SCI businesses generated $16.0 million in revenues in the third quarter of 2003. These results include approximately one month of SCI operations (acquired September 3, 2003).

    - Marketing Services revenues for the quarter represented 84.8% of total revenues, while Consumer Products revenues represented 15.2% of total revenues. In the prior year period, Marketing Services revenues represented 79.3% of total revenues, while Consumer Products revenues represented 20.7% of total revenues.

    - Gross profit was 27.4% in the third quarter of 2003, as compared to 28.3% in the same period in 2002. Gross profit was 25.9% in the Marketing Services business and 36.3% in the Consumer Products business in the third quarter of 2003, as compared to 28.8% and 26.4%, respectively, in the third quarter of 2002.

    - Overall operating expenses were $11.7 million, or 23.9% of revenues, compared with $11.9 million, or 22.4% of revenues, in the prior year. Current year expenses exclude two months of SCI (acquired September 3, 2003). Prior year operating expenses exclude SCI and approximately two weeks of UPSHOT. Prior year operating expenses include integration and restructuring charges of $339,000.

    - Earnings before interest, taxes, depreciation, amortization and charges ("EBITDA") was $2.4 million, compared with $4.1 million in the same period in 2002.

    - Net income was $1.3 million, or $0.15 per diluted share, compared with net income of $2.1 million, or $0.28 per diluted share, in the same period of the previous year. Net income before charges, net of tax, was $2.3 million, or $0.31 per diluted share in the 2002 period.

    - Results for the third quarter of 2002 do not include SCI (acquired September 3, 2003) and include approximately two and one-half months of UPSHOT (acquired July 17, 2002).

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Equity Marketing, Inc.
Page 3 of 11

NINE MONTHS ENDED SEPTEMBER 30, 2003 FINANCIAL HIGHLIGHTS

    - Revenues were $153.5 million, an increase of 12.5% over the $136.4 million in the same period of 2002.

    - Organic revenue growth, which excludes results from businesses acquired in the previous 12 months, was 2.5%.

    - The Logistix, UPSHOT, and SCI businesses generated $42.4 million in revenues in the first nine months of 2003. These results include approximately one month of SCI operations.

    - Marketing Services revenues for the first nine months of 2003 represented 85.0% of total revenues, while Consumer Products revenues represented 15.0% of total revenues. In the prior year period, Marketing Services revenues represented 80.5% of total revenues, while Consumer Products revenues represented 19.5% of total revenues.

    - Gross profit was 26.7% for the nine months ended September 30, 2003, as compared to 25.5% in the same period in 2002. The first nine months of 2002 included a pre-tax charge for the forgiveness of a note receivable in the amount of $1.7 million. Gross profit before charge was 26.8% in 2002. Gross profit was 24.7% in the Marketing Services business and 37.5% in the Consumer Products business in the first nine months of 2003, as compared to 26.6% and 27.5%, respectively, in the same period of the previous year before charge.

    - Overall operating expenses were $34.6 million, or 22.5% of revenues, compared with $29.9 million, or 21.9% of revenues, in the prior year. Excluding restructuring and integration charges, operating expenses were $29.5 million, or 21.7% of revenue, in the prior year period.

    - Earnings before interest, taxes, depreciation, amortization and charges ("EBITDA") was $8.3 million for the nine months ended September 30, 2003, compared with $8.4 million recorded in the same period in 2002.

    - Net income was $4.4 million for the nine months ended September 30, 2003, or $0.55 per diluted share, compared with $0.9 million or ($0.05) per diluted share, in the same period in 2002. Net income before charges, net of tax, and cumulative effect of change in

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Equity Marketing, Inc.
Page 4 of 11

         accounting principles (recorded in the first quarter of 2002) was $4.6 million, or $0.60 per diluted share, for the nine month period ended September 30, 2002.

    - Results for the first nine months of 2002 do not include SCI (acquired September 3, 2003) and include approximately two and one-half months of UPSHOT (acquired July 17, 2002).

FINANCIAL CONDITION

         At September 30, 2003, the Company had $16.3 million in cash, cash equivalents and marketable securities, $28.5 million in working capital, a current ratio of 1.7 and no debt. The decline in cash, cash equivalents and marketable securities from $20.4 million as of the previous quarter-end reflects the use of approximately $6.1 million for the acquisition of the assets of SCI Promotion Group, partially offset by $2.2 million in positive cash flows generated from operations in this year's third quarter.

STOCK REPURCHASE PROGRAM

         In July 2002, Equity's Board of Directors authorized the implementation of a new $10 million stock repurchase program. Through September 30, 2003, the Company had spent a total of $2.3 million from this program to purchase 177,400 shares at an average price of $13.05 per share, including commissions. Since initiating its original buyback program on July 20, 2000, the Company has spent a total of approximately $14.4 million to purchase 1,155,709 shares at an average price of $12.42 per share, including commissions.

         Share repurchase activity was modest in the third quarter of 2003 due to a quiet period related to the acquisition of the assets of SCI Promotion Group.

SHARE COUNT UPDATE

         In accordance with GAAP, based on the level of net income for the third quarter of 2003, the calculation of diluted earnings per share excludes the impact of the assumed conversion of preferred stock and includes the preferred stock dividend. Accordingly, the number of diluted weighted average shares outstanding for purposes of computing earnings per share was 6.2 million shares.

         In subsequent periods, the Company expects its diluted weighted average shares outstanding for purposes of computing earnings per share to be the following (based on its current projections):

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Equity Marketing, Inc.
Page 5 of 11

Fourth Quarter 2003:      7.8 million shares
Full Year 2003:           7.8 million shares
Full Year 2004:           8.0 million shares

OUTLOOK

         Equity Marketing announced guidance for the fourth quarter and revised guidance for the full year 2003. For the fourth quarter, the Company expects revenues to be between $62 million and $67 million, and diluted earnings per share to range from $0.47 to $0.52. For the full year 2003, the Company now expects revenues to be between $215 million and $220 million, and diluted earnings per share to range from $1.05 to $1.10.

         The reduction of the Company's full year 2003 revenue and earnings expectations is principally due to the following developments:

    - Lower than expected volumes of custom manufactured premiums in a number of the Company's promotional programs;

    - Slower than projected re-orders of Scooby-Doo(TM) consumer products, based on the conservative inventory positions of retailers.

2004 GUIDANCE

         Equity Marketing also provided its initial guidance for 2004. For the full year 2004, the Company expects revenues to range between $235 million and $260 million, and diluted earnings per share to range between $1.25 and $1.45. This guidance does not reflect the impact of any potential future acquisitions.

         In providing the 2004 guidance, the Company cited a number of catalysts expected to drive the growth in revenue and earnings:

    - Deep relationships with major clients such as Burger King, Kellogg's, and Procter & Gamble provide a solid platform for growth;

    -    The expansion of the successful Logistix Kids brand to the United
         States;

    - The addition of SCI, which is expected to be accretive to earnings in 2004;

    - Expected strong sales of Scooby-Doo(TM)merchandise driven by the Spring 2004 release of the sequel to the popular 2002 live-action feature film;

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Equity Marketing, Inc.
Page 6 of 11

    - A full year of sales from Disney's Kim Possible line of merchandise, with expanded distribution to major retailers and specialty stores, as Wal-Mart's 2003 exclusive ends;

    - The launch of the first line of toys based on the best-selling Baby Einstein(TM)brand of videos;

    - Expected continued improvement in gross margins as higher margin Consumer Products are expected to represent a larger percentage of revenue and fee-based Marketing Services continues to grow;

    -    An increase in operating margins due to greater operational leverage.

         Mr. Kurz commented on the outlook for Equity Marketing: "Although we are clearly disappointed with the reduced outlook for the fourth quarter, we believe that 2004 will be another year of significant strategic and financial progress. We expect to continue making good progress in our diversification efforts, and believe that our customer concentration will be the lowest in our history. Importantly, given our strong cash position, the consistent free cash flow that we generate, and our unused debt capacity, we are in an excellent position to pursue additional acquisition opportunities that can further strengthen and diversify the growing franchise we have built. With our recent recognition by leading trade magazines as one of the top 10 marketing services agencies in both the United States and the United Kingdom, we believe that we have positioned the Company to capture a larger share of the $100 billion dollars spent annually on non-advertising marketing services."

THIRD QUARTER CONFERENCE CALL

         The Company will host a conference call today at 4:30 p.m. ET/1:30 p.m. PT to discuss its third quarter 2003 financial results and operational highlights. All interested parties may listen to the live call or access a replay of the call via the Internet at www.equity-marketing.com. To listen to the live call, visit the Investor Relations page of the Web site at least 15 minutes prior to download any necessary software.

         To be added to Equity Marketing's investor e-mail lists, please contact Tricia Ross via e-mail at tross@webershandwick.com or via phone at (310) 407-6540.

         Equity Marketing, Inc. is a leading global marketing services company based in Los Angeles, with offices in Chicago, New York, Ontario (CA), London, Paris and Hong Kong. The

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Equity Marketing, Inc.
Page 7 of 11

Company focuses on the design and execution of strategy-based marketing programs, with particular expertise in the areas of: strategic planning and research, entertainment marketing, design and manufacturing of custom promotional products, promotion, event marketing, collaborative marketing, and environmental branding. The Company's clients include Burger King Corporation, Diageo, Dr Pepper/Seven Up, Kellogg's, Kohl's, Macy's, Nordstrom's, and Procter & Gamble, among others. The Company complements its core marketing services business by developing and marketing distinctive consumer products, based primarily on licensed properties, which are sold through specialty and mass-market retailers. More information about Equity Marketing is available on the Company's web site at www.equity-marketing.com.

NOTE: All trademarks and registered trademarks are property of their respective owners.

Certain expectations and projections regarding the future performance of Equity Marketing, Inc. discussed in this news release are forward-looking and are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These expectations and projections are based on currently available competitive, financial and economic data along with the Company's operating plans and are subject to future events and uncertainties. Management cautions the reader that the following factors, among others, could cause the Company's actual consolidated results of operations and financial position in 2003 and thereafter to differ significantly from those expressed in forward-looking statements: the Company's dependence on a single customer; the significant quarter-to-quarter variability in the Company's revenues and net income; the Company's dependence on the popularity of licensed entertainment properties and the ability to license, develop and market new products; the Company's dependence on foreign manufacturers; the Company's need for additional working capital; the negative results of litigation, governmental proceedings or environmental matters; and the potential negative impact of past or future acquisitions. The Company undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The risks highlighted herein should not be assumed to be the only items that could affect the future performance of the Company.

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EQUITY MARKETING, INC.
Page 8 of 11

EQUITY MARKETING, INC.
Condensed Consolidated Statements of Income
(In thousands, except share and per share data)


                                                                           THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                             SEPTEMBER 30,                    SEPTEMBER 30,
                                                                             -------------                    -------------
                                                                              (UNAUDITED)                      (UNAUDITED)
                                                                        -------------------------       --------------------------
                                                                           2003           2002            2003             2002
                                                                        -----------    ----------       ----------     -----------
Revenues                                                                $    48,948    $   53,119       $  153,468     $   136,385
Cost of sales                                                                35,513        38,084          112,566          99,865
Forgiveness of note receivable                                                    -             -                -           1,685
                                                                        -----------    ----------       ----------     -----------
 Gross profit                                                                13,435        15,035           40,902          34,835
Operating expenses:
 Salaries, wages and benefits                                                 6,141         6,054           17,539          14,979
 Selling, general and administrative                                          5,546         5,490           17,056          14,552
 Integration costs                                                                -           161                -             219
 Restructuring charge                                                             -           178                -             178
                                                                        -----------    ----------       ----------     -----------
 Total operating expenses                                                    11,687        11,883           34,595          29,928
                                                                        -----------    ----------       ----------     -----------
 Income from operations                                                       1,748         3,152            6,307           4,907
Other income                                                                    188           121              495             191
                                                                        -----------    ----------       ----------     -----------
 Income before provision for income taxes and cumulative
    effect of change in accounting principles                                 1,936         3,273            6,802           5,098
Provision for income taxes                                                      609         1,142            2,357           1,752
                                                                        -----------    ----------       ----------     -----------
 Income before cumulative effect of change
    in accounting principles                                                  1,327         2,131            4,445           3,346
Cumulative effect of change in accounting principles, net of tax                  -             -                -          (2,496)
                                                                        -----------    ----------       ----------     -----------
 Net income                                                                   1,327         2,131            4,445             850
Preferred stock dividends                                                       375           375            1,125           1,125
                                                                        -----------    ----------       ----------     -----------
 Net income (loss) available to common stockholders                     $       952    $    1,756       $    3,320     $      (275)
                                                                        ===========    ==========       ==========     ===========
Basic income (loss) per share
 Income per share before cumulative effect of change in
    accounting principles                                               $      0.17    $     0.31       $     0.58     $      0.39
                                                                        ===========    ==========       ==========     ===========
 Cumulative effect of change in accounting principles                             -             -                -           (0.44)
                                                                        ===========    ==========       ==========     ===========
 Income (loss) per share                                                $      0.17    $     0.31       $     0.58     $     (0.05)
                                                                        ===========    ==========       ==========     ===========
 Weighted average shares outstanding                                      5,750,736     5,740,001        5,719,677       5,714,546
                                                                        ===========    ==========       ==========     ===========
Diluted income (loss) per share
 Income per share before cumulative effect of change in
    accounting principles                                               $      0.15    $     0.28       $     0.55     $      0.38
                                                                        ===========    ==========       ==========     ===========
 Cumulative effect of change in accounting principles                             -             -                -           (0.42)
                                                                        ===========    ==========       ==========     ===========
 Income (loss) per share                                                $      0.15    $     0.28       $     0.55     $     (0.05)
                                                                        ===========    ==========       ==========     ===========
 Weighted average shares outstanding                                      6,160,484     7,582,285        6,029,523       5,908,233
                                                                        ===========    ==========       ==========     ===========

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EQUITY MARKETING, INC.
Page 9 of 11

EQUITY MARKETING, INC.
Condensed Consolidated Balance Sheets
(In thousands)

ASSETS                                     SEPTEMBER 30,    DECEMBER 31,
                                               2003             2002
                                           (Unaudited)
                                           ------------     ------------
Cash and cash equivalents                    $  13,806       $  25,833
Marketable securities                            2,500           1,000
Accounts receivable, net                        31,103          43,817
Inventories                                     17,669          16,363
Prepaid expenses and other current assets        5,704           4,807
                                             ---------       ---------
    CURRENT ASSETS                              70,782          91,820
Fixed assets, net                                3,560           4,185
Intangible assets, net                          42,004          34,499
Other assets                                     5,448           2,750
                                             ---------       ---------
    TOTAL ASSETS                             $ 121,794       $ 133,254
                                             =========       =========

LIABILITIES AND
STOCKHOLDERS' EQUITY
Short-term debt                              $       -       $       -
Accounts payable                                27,332          38,334
Accrued liabilities                             14,990          24,329
                                             ---------       ---------
    CURRENT LIABILITIES                         42,322          62,663
Long-term liabilities                            6,431           1,596
                                             ---------       ---------
    TOTAL LIABILITIES                           48,753          64,259

Mandatory redeemable preferred stock            23,049          23,049

Common stock                                         -               -
Additional paid-in capital                      23,686          21,641
Retained earnings                               42,009          38,689
Accumulated other comprehensive income           2,141           1,710
Less:
    Treasury stock                             (16,480)        (15,506)
    Unearned compensation                       (1,364)           (588)
                                             ---------       ---------
    TOTAL STOCKHOLDERS' EQUITY                  49,992          45,946
                                             ---------       ---------
    TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY                     $ 121,794       $ 133,254
                                             =========       =========

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Equity Marketing, Inc.
Page 10 of 11

EQUITY MARKETING, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

                                                                                                    NINE MONTHS ENDED
                                                                                                       SEPTEMBER 30,
                                                                                                -----------   -----------
                                                                                                    2003          2002
                                                                                                (UNAUDITED)   (UNAUDITED)
                                                                                                -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                                     $  4,445      $    850
  Adjustments to reconcile net income to net cash provided by (used in) operating activities:
   Cumulative effect of change in accounting principles, net of tax                                     -         2,496
   Depreciation and amortization                                                                    1,434         1,311
   Provision for doubtful accounts                                                                    232           334
   Gain on disposal of fixed assets                                                                   (19)          (12)
   Tax benefit from exercise of stock options                                                          75            16
   Forgiveness of note receivable                                                                       -         1,685
   Amortization of restricted stock                                                                   259            33
   Other                                                                                                -             -
   Changes in operating assets and liabilities-
    Increase (decrease) in cash and cash equivalents:
                 Accounts receivable                                                               17,664        (4,250)
                 Note receivable                                                                        -           498
                 Inventories                                                                         (381)       (2,430)
                 Prepaid expenses and other current assets                                            738         2,552
                 Other assets                                                                        (837)           75
                 Accounts payable                                                                 (15,160)       (1,234)
                 Accrued liabilities                                                              (11,369)        4,120
                 Long-term liabilities                                                                 85           (92)

                                                                                                 --------      --------
   Net cash (used in) provided by operating activities                                             (2,834)        5,952
                                                                                                 --------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of fixed assets                                                                          (527)         (624)
  Purchase of marketable securities, net                                                           (1,500)            -
  Proceeds from sale of marketable securities                                                           -         6,700
  Payment for purchase of UPSHOT                                                                        -        (9,997)
  Payment for purchase of SCI, net of cash acquired of $162                                       (6,075)            -
  Proceeds from sale of fixed assets                                                                   74           133

                                                                                                 --------      --------
   Net cash used in investing activities                                                           (8,028)       (3,788)
                                                                                                 --------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of preferred stock dividends                                                             (1,125)       (1,125)
  Purchase of treasury stock                                                                         (974)         (391)
  Proceeds from exercise of stock options                                                             935           130

                                                                                                 --------      --------
   Net cash used in financing activities                                                           (1,164)       (1,386)
                                                                                                 --------      --------

   Net (decrease) increase in cash and cash equivalents                                           (12,026)          778

Effects of exchange rates on cash and cash equivalents                                                 (1)          134

CASH AND CASH EQUIVALENTS, beginning of period                                                     25,833        21,935
                                                                                                 --------      --------

CASH AND CASH EQUIVALENTS, end of period                                                         $ 13,806      $ 22,847
                                                                                                 ========      ========

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Equity Marketing, Inc.
Page 11 of 11

EQUITY MARKETING, INC.
EBITDA
(In thousands)

EBITDA, before charges, is calculated as follows:

                                                        THREE MONTHS ENDED   NINE MONTHS ENDED
                                                           SEPTEMBER 30,       SEPTEMBER 30,
                                                            (UNAUDITED)         (UNAUDITED)
                                                        ------------------   ------------------
                                                          2003      2002       2003      2002
                                                        -------   --------   -------   --------
Income before cumulative effect of
 change in accounting principles                        $ 1,327   $ 2,131    $ 4,445   $ 3,346

 Charge for forgiveness of note receivable                    -         -          -     1,685
 Integration costs                                            -       161          -       219
 Restructuring charge                                         -       178          -       178
 Interest expense (income), net                              14       (19)        30      (103)
 Provision for income taxes                                 609     1,142      2,357     1,752
 Depreciation                                               410       424      1,232     1,172
 Amortization                                                88        84        202       139

                                                        -------   -------    -------   -------
EBITDA, before charges                                  $ 2,448   $ 4,101    $ 8,266   $ 8,388
                                                        =======   =======    =======   =======

EBITDA is reconciled to cash flows used in operating activities, the most comparable measure under generally accepted accounting principles, as follows:

                                                      THREE MONTHS ENDED    NINE MONTHS ENDED
                                                         SEPTEMBER 30,        SEPTEMBER 30,
                                                          (UNAUDITED)          (UNAUDITED)
                                                      -------------------   -------------------
                                                        2003       2002       2003       2002
                                                      --------   --------   --------   --------
EBITDA, before charges                                $ 2,448    $ 4,101    $ 8,266    $ 8,388

 Integration costs                                          -       (161)         -       (219)
 Restructuring charge                                       -       (178)         -       (178)
 Interest (expense) income, net                           (14)        19        (30)       103
 Provision for income taxes                              (609)    (1,142)    (2,357)    (1,752)
 Changes in operating assets and liabilities              267      2,368     (9,259)      (761)
 Other, net                                                71        187        546        371

                                                      -------    -------    -------    -------
Net cash provided by (used in) operating activities   $ 2,163    $ 5,194    $(2,834)   $ 5,952
                                                      =======    =======    =======    =======

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